Profire Energy Reports Financial Results for First Quarter 2024
Company Reports Strong Performance on Revenue Diversification

LINDON, Utah May 8, 2024 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances, today reported financial results for its first quarter ending March 31, 2024. A conference call will be held on Thursday, May 9, 2024 at 8:30 a.m. ET to discuss the results.

First Quarter Summary (comparisons to prior-year quarter)
•Revenue of $13.6 million, compared to $14.7 million
•Gross profit of $6.8 million, compared to $7.8 million
•Gross margin of 49.5%, compared to 53.3%
•Net income of $1.4 million, or $0.03 per diluted share, versus $2.6 million and $0.05
•Generated EBITDA of $2.0 million, versus $3.6 million
•Cash and investments of $16.2 million with no debt

"Our first quarter results reflect the continued underlying strength of our legacy business and expansion of our diversification efforts, despite lapping the third best quarterly revenue in company history and a significant decline in natural gas prices during the quarter," said Ryan Oviatt, co-CEO and Chief Financial Officer of Profire Energy. "Our overall balance sheet remains strong, with cash in the bank, zero debt, and sufficient inventory to ensure on-time product deliveries to our customers."
First Quarter 2024 Financial Results

Total revenues for the period equaled $13.6 million, compared to $14.5 million in the fourth quarter of 2023 and $14.7 million in the prior-year quarter. The sequential and year-over-year increase was partially driven by the timing of certain that orders moved into the second quarter of this year due to changes in customer timing and preparation.

Gross profit was $6.8 million, compared to $7.8 million in both the fourth quarter and same quarter of 2023. Gross margin was 49.5% of revenues, compared to 53.9% of revenues in the prior quarter and 53.3% of revenues in the prior-year quarter. The sequential and year-over-year decrease is related to product mix, the typical fluctuations in inventory and warranty reserves and inflation.

Total operating expenses were $5.0 million, compared to $5.0 million in the final quarter of 2023 and $4.5 million in the year-ago quarter. The increase year-over-year is primarily due to ongoing inflation pressure on our business as well as increased headcount to support strategic growth and increased business activity.

Compared with the same quarter last year, operating expenses for G&A increased 12%, R&D decreased 11% and depreciation increased by 5%.

Net income was $1.4 million, or $0.03 per diluted share, compared to net income of $3.3 million or $0.07 per diluted share in the fourth quarter of 2023 and $2.6 million or $0.05 per diluted share in the same quarter last year.

"The underlying fundamentals of our business remain strong. We recorded our best two sequential quarters in Company history of total value of sales orders received thanks to the strength of our brand and revenue diversification efforts. We have multiple favorable industry tailwinds including forecasts related to LNG and renewable natural gas expansion coupled with the growing demand for global electrification." said Cameron Tidball, co-CEO of Profire Energy. "Our diversification strategy continues to attract interest from existing and new customers. We remain very optimistic about the outlook for Profire and our ability to deliver long-term value to our shareholders ."

Conference Call
Profire Energy Executives will host the call, followed by a question-and-answer period.

Date: Thursday, May 9, 2024
Time: 8:30 a.m. ET (6:30 a.m. MT)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304

The conference call will be webcast live and available for replay via this link: https://viavid.webcasts.com/starthere.jsp?ei=1653742&tp_key=c7e5f7d333
The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Athena Kefalas at 1-801-796-8969.

A replay of the call will be available via the dial-in numbers below after 1:00 p.m. ET on the same day through May 23, 2024.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay Pin Number: 10022992

About Profire Energy, Inc.
Profire Energy is a technology company providing solutions that enhance the efficiency, safety, and reliability of industrial combustion appliances while mitigating potential environmental impacts related to the operation of these devices. It is primarily focused in the upstream, midstream, and downstream transmission segments of the oil and gas industry. However, in recent years, we have completed many installations of our burner-management solutions in other industries that we believe will be applicable as we expand our addressable market over time. Profire specializes in the engineering and design of burner and combustion management systems and solutions used on a variety of natural and forced draft applications. Its products and services are sold primarily throughout North America. It has an experienced team of sales and service professionals that are strategically positioned across the United States and Canada. Profire has offices in Lindon, Utah; Victoria, Texas; Midland-Odessa, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, delivery of Company product, and the Company’s expected revenues from diversification opportunities. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO & CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
John Beisler, Managing Director
214-872-2710

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. We believe this non-GAAP financial measure is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The Following is a tabular presentation of EBITDA, including a reconciliation to net income which the Company believes to be the most directly comparable US GAAP financial measure.

	3/31/2024	3/31/2023
EBITDA Calculation:	3 months	3 months
Net Income	$1,434,375	$2,589,621
add back net income tax expense	$393,148	$816,815
add back net interest expense	$(68,952)	$(57,114)
add back depreciation and amortization	$267,654	$262,039
EBITDA calculated	$2,026,225	$3,611,361

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	March 31, 2024	December 31, 2023
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$7,196,424	$10,767,519
Short-term investments	2,750,324	2,799,539
Accounts receivable, net	14,226,321	14,013,740
Inventories, net (note 3)	15,747,817	14,059,656
Prepaid expenses and other current assets (note 4)	3,357,009	2,832,262
Total Current Assets	43,277,895	44,472,716
LONG-TERM ASSETS
Net deferred tax asset	497,263	496,785
Long-term investments	6,286,599	6,425,582
Lease right-of-use asset (note 6)	395,267	432,907
Property and equipment, net	11,233,795	10,782,372
Intangible assets, net	1,064,724	1,104,102
Goodwill	2,579,381	2,579,381
Total Long-Term Assets	22,057,029	21,821,129
TOTAL ASSETS	$65,334,924	$66,293,845

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$2,985,177	$2,699,556
Accrued liabilities (note 5)	2,733,161	4,541,820
Current lease liability (note 6)	121,386	130,184
Income taxes payable	916,469	1,723,910
Total Current Liabilities	6,756,193	9,095,470
LONG-TERM LIABILITIES
Net deferred income tax liability	44,876	52,621
Long-term lease liability (note 6)	280,371	307,528
TOTAL LIABILITIES	7,081,440	9,455,619

STOCKHOLDERS' EQUITY (note 7)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 53,337,589 issued and 47,094,226 outstanding at March 31, 2024, and 53,047,231 issued and 46,803,868 outstanding at December 31, 2023	53,340	53,048
Treasury stock, at cost	(9,324,272)	(9,324,272)
Additional paid-in capital	32,966,075	32,751,749
Accumulated other comprehensive loss	(3,078,437)	(2,844,702)
Retained earnings	37,636,778	36,202,403
TOTAL STOCKHOLDERS' EQUITY	58,253,484	56,838,226
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$65,334,924	$66,293,845

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)
	For the Three Months Ended March 31,
	2024	2023
		(See Note 1)
REVENUES (note 8)
Sales of products, net	$12,691,804	$13,759,679
Sales of services, net	949,336	924,949
Total Revenues	13,641,140	14,684,628

COST OF SALES
Cost of sales - products	6,095,004	6,105,506
Cost of sales - services	789,364	746,014
Total Cost of Sales	6,884,368	6,851,520

GROSS PROFIT	6,756,772	7,833,108

OPERATING EXPENSES
General and administrative	4,604,766	4,110,032
Research and development	265,058	274,389
Depreciation and amortization	149,859	142,887
Total Operating Expenses	5,019,683	4,527,308

INCOME FROM OPERATIONS	1,737,089	3,305,800

OTHER INCOME (EXPENSE)
Gain on sale of assets	44,821	53,075
Other expense	(23,339)	(9,553)
Interest income	71,897	58,047
Interest expense	(2,945)	(933)
Total Other Income	90,434	100,636

INCOME BEFORE INCOME TAXES	1,827,523	3,406,436

INCOME TAX EXPENSE	(393,148)	(816,815)

NET INCOME	$1,434,375	$2,589,621

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation loss	$(244,801)	$(5,524)
Unrealized gains on investments	11,066	76,287
Total Other Comprehensive Income (Loss)	(233,735)	70,763

COMPREHENSIVE INCOME	$1,200,640	$2,660,384

BASIC EARNINGS PER SHARE	$0.03	$0.05
FULLY DILUTED EARNINGS PER SHARE	$0.03	$0.05

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	46,884,875	47,174,518
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,482,704	48,612,833
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Three Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES
Net income	$1,434,375	$2,589,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	267,654	262,039
Gain on sale of property and equipment	(44,821)	(53,075)
Bad debt expense	61,684	41,792
Stock awards issued for services	197,443	223,047
Changes in operating assets and liabilities:
Accounts receivable	(23,969)	(1,108,889)
Income taxes receivable/payable	(804,057)	629,371
Inventories	(1,741,768)	(292,119)
Prepaid expenses and other current assets	(564,253)	(335,832)
Deferred tax asset/liability	(7,112)	212,548
Accounts payable and accrued liabilities	(1,467,314)	(1,646,723)
Net Cash Provided by (Used in) Operating Activities	(2,692,138)	521,780

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	46,097	97,886
Sale (purchase) of investments	199,357	(390,548)
Purchase of property and equipment	(776,721)	(153,755)
Net Cash Used in Investing Activities	(531,267)	(446,417)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(307,933)	(242,506)
Principal paid toward lease liability	(10,875)	(6,947)
Net Cash Used in Financing Activities	(318,808)	(249,453)

Effect of exchange rate changes on cash	(28,882)	8,868

NET DECREASE IN CASH	(3,571,095)	(165,222)
CASH AT BEGINNING OF PERIOD	10,767,519	7,384,578
CASH AT END OF PERIOD	$7,196,424	$7,219,356

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$2,945	$933
Income taxes	$1,056,844	$—
NON-CASH FINANCING AND INVESTING ACTIVITIES
Common stock issued in settlement of accrued bonuses	$324,415	$378,526
Common stock issued for stock options	$850	$—
These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.